LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
RECEIPT OF NASDAQ LETTER CONFIRMING COMPLIANCE
WITH LISTING RULES

Waco, TX – December 1, 2011 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI) announced that on November 30, 2011, the Company received a letter from Nasdaq stating that the Company is now in compliance with Listing Rule 5250(c)(1).  The Rule requires the Company to timely file all required periodic reports and other documents with the Securities and Exchange Commission.  The Company had previously received delinquency letters from Nasdaq due to the Company’s failure to timely file its Form 10-K for the fiscal year ended February 28, 2011, and Form 10-Q’s for the quarters ended May 31, 2011, and August 31, 2011.

The letter confirms that, since the Company has now filed all of these reports, the Nasdaq staff has determined that the Company complies with the Rule and the matter is now closed.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since its incorporation in 1991, Life Partners has completed over 136,000 transactions for its worldwide client base of over 28,000 high net worth individuals and institutions in connection with the purchase of over 6,400 policies totaling nearly $3 billion in face value.

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LPHI-G

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
254-751-7797
info@LPHI.com
www.lphi.com

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